UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2025

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road,
Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2025, Penske Automotive Group, Inc. (“we” or “the Company”) entered into an Amended and Restated Services Agreement with Mitsui & Co (U.S.A.), Inc. (“Mitsui USA”) under which Mitsui USA employee Yosuke Kawakami, our newly elected member of the Board of Directors, assists us in the strategic development of business opportunities and relationships in transportation related industries and the evaluation of new technologies in the automotive and trucking sectors (the “Services Agreement”). The Services Agreement amends and restates a previously executed services agreement with Mitsui USA (the “Original Services Agreement”). We pay a quarterly fee of $87,500 for the services contemplated by the Services Agreement. The foregoing description of the Services Agreement is qualified in its entirety by reference to the Service Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 404(a) Related Party Disclosure with Respect to Mitsui

Stockholders Agreement. Entities affiliated with Roger Penske, our Chair of the Board and Chief Executive Officer, are parties to a stockholders agreement described below. Mr. Penske is also Chair of the Board and Chief Executive Officer of Penske Corporation (“PC”), and, through entities affiliated with PC, our largest stockholder. The parties to the stockholders agreement are Mitsui & Co., Ltd., Mitsui USA (collectively, “Mitsui”), PC and Penske Automotive Holdings Corp. (collectively the “Penske companies”).

Pursuant to the stockholders agreement, which expires March 26, 2030, in connection with any shareholder election of directors of the Company, the Penske companies agreed to vote their shares for two directors who are representatives of Mitsui as long as Mitsui owns in excess of 20% of our outstanding common stock, and for one director as long as Mitsui owns in excess of 10% of our outstanding common stock. Mitsui agreed to vote its shares for up to fourteen directors voted for by the Penske companies. In addition, the Penske companies agreed that if they transfer any of our shares of common stock, Mitsui would be entitled to “tag along” by transferring a pro rata amount of its shares upon similar terms and conditions, subject to certain limitations.

We and Mitsui have agreed that Mitsui has a right to (1) an observer at all of our Board of Directors meetings so long as Mitsui owns at least 2.5% of our outstanding common stock, and (2) designate a senior executive so long as Mitsui owns at least 10% of our outstanding common stock.

Registration Rights Agreements. Both the Penske companies and Mitsui possess registration rights pursuant to which they are able on two remaining occasions each to register all or part of our common stock held by them, subject to specified limitations. They are also entitled to request inclusion of all or any part of their common stock in any registration of securities by us on Forms S-1 or S-3 under the Securities Act of 1933, as amended.

Penske Transportation Solutions. We hold a 28.9% ownership interest in Penske Truck Leasing Co., L.P (“PTL”). PTL is owned 41.1% by PC, 28.9% by us, and 30.0% by Mitsui. Penske Transportation Solutions (“PTS”) is the universal brand name for PTL’s various business lines through which it is capable of meeting customers’ needs across the supply chain with a broad product offering that includes full-service truck leasing, truck rental and contract maintenance, along with logistics services such as dedicated contract carriage, distribution center management, freight management and dry van truckload carrier services.

The PTS partnership agreement, among other things, provides us with specified partner distribution and governance rights and restricts our ability to transfer our interest. PTS has an eleven member Advisory Board. We have the right to appoint one Advisory Board member and the right to an observer for any Board committees. Robert H. Kurnick, Jr., our President, serves as our representative. Lisa Davis and Michael Eisenson, two of our directors, also serve as Advisory Board members of PTS. We have the right to pro rata quarterly distributions equal to at least 50% of PTS’s consolidated net income and have minority rights which require our and/or Mitsui’s consent for certain actions taken by PTS as specified in the partnership agreement.

We may transfer our directly owned interests with the unanimous consent of the other partners, or if we provide the remaining partners with a right of first offer to acquire our interests, except that we may transfer up to 9.02% of our interest to PC without complying with the right of first offer to the remaining partner. We and PC have previously agreed that (1) in the event of any transfer by PC of their partnership interests to a third party, we will be entitled to “tag-along” by transferring a pro rata amount of our partnership interests on similar terms and conditions, and (2) PC is entitled to a right of first refusal in the event of any transfer of our partnership interests, subject to the terms of the partnership agreement. Additionally, PTS has agreed to indemnify the general partner for any actions in connection with managing PTS, except those taken in bad faith or in violation of the partnership agreement. The partnership agreement allows each of PC, Mitsui and us to give notice to require PTS to begin to effect an initial public offering of equity securities, subject to certain limitations, as soon as reasonably practicable.

In February 2025, one of our Australian subsidiaries and an Australian affiliate of Mitsui signed a two-year Master Goods & Services Agreement whereby we agreed to provide power systems maintenance services with expected revenues over the period of approximately $750,000.

Under the Original Services Agreement, Mitsui employee Kota Odagiri, our former director, assisted us in the strategic development of business opportunities and relationships in transportation related industries and the evaluation of new technologies in the automotive and trucking sectors. In 2024, we paid $350,000 for Mr. Odagiri’s services to Mitsui under the Original Services Agreement. Mr. Odagiri received no additional compensation relating to his Board membership during 2024 from us other than $40,386 representing a Company vehicle, Company sponsored lunch program, spousal travel expenses and a tax allowance of $10,601.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders of Penske Automotive Group, Inc. was held on May 14, 2025. At the Annual Meeting, all proposals were approved in accordance with the stockholder voting results noted below.

Proposal 1
The thirteen director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal:

NOMINEE	FOR	WITHHELD	NON-VOTES
Lisa Davis	62,758,303	394,210	1,946,583
Wolfgang Dürheimer	62,980,595	171,918	1,946,583
Michael Eisenson	62,727,031	425,482	1,946,583
David Hoogendoorn	63,078,079	74,434	1,946,583
Yosuke Kawakami	62,861,241	291,272	1,946,583
Robert Kurnick, Jr.	62,268,631	883,882	1,946,583
Kimberly McWaters	55,346,509	7,806,004	1,946,583
Greg Penske	62,478,166	674,347	1,946,583
Roger Penske	62,405,143	747,370	1,946,583
Sandra Pierce	62,621,868	530,645	1,946,583
Ray Scott	63,060,279	92,234	1,946,583
Greg Smith	56,575,480	6,577,033	1,946,583
Brian Thompson	61,689,739	1,462,774	1,946,583
Proposal 2
The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2025:

FOR	AGAINST	ABSTAIN
64,888,014	171,806	39,276
Proposal 3
The proposal to approve, on an advisory basis, our named executive officer compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
62,319,333	776,062	57,118	1,946,583

Item 8.01 Other Items.

On May 14, 2025, we issued a press release announcing that our Board of Directors declared a quarterly dividend in the amount of $1.26 per share, payable on June 3, 2025 to shareholders of record as of May 27, 2025. Additionally, we announced that our Board delegated to management an additional $250 million in securities repurchase authority, bringing the total current securities repurchase authority as of May 14, 2025 to $295.8 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
10.1	Services Agreement dated as of May 14, 2025 between the Company and Mitsui & Co. (U.S.A.), Inc.
99.1	Press Release dated May 14, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 16, 2025	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President